Exhibit (n)(2)

FORM OF

SCHEDULE I TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY DESTINY PORTFOLIOS

DATED __________________

TRUST/FUND/CLASS	\\\\\\\\\\\\\\\\	SALES CHARGE	\\\\\\\\\\\\\\\\	DISTRIBUTION FEE (as a percentage of average net assets)	\\\\\\\\\\\\\\\\	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Destiny Portfolios: Destiny I:
Class O		None		None		None
Fidelity Advisor Destiny I Fund Class A*		Front-end		None		0.25
Fidelity Advisor Destiny I Fund Class T*		Front-end		0.25		0.25
Fidelity Advisor Destiny I Fund Class B		Contingent deferred		0.75		0.25
Fidelity Advisor Destiny I Fund Class C		Contingent deferred		0.75		0.25
Fidelity Advisor Destiny I Fund Institutional Class		None		None		None
Fidelity Destiny Portfolios: Destiny II:
Class O		None		None		None
Fidelity Advisor Destiny II Fund Class A*		Front-end		None		0.25
Fidelity Advisor Destiny II Fund Class T*		Front-end		0.25		0.25
Fidelity Advisor Destiny II Fund Class B		Contingent deferred		0.75		0.25
Fidelity Advisor Destiny II Fund Class C		Contingent deferred		0.75		0.25
Fidelity Advisor Destiny II Fund Institutional Class		None		None		None

* A contingent deferred sales charge of 0.25% is assessed on certain redemptions of Class A and Class T shares on which a finder's fee was paid.